Exhibit 10.4
      INVESTMENT BANKING AGREEMENT WITH EQUITY SECURITIES INVESTMENTS, INC.

                          INVESTMENT BANKING AGREEMENT


         This Agreement is made July 8, 2002, by and between Equity Securities Investments, Inc. located at 701 Xenia Ave South, Suite 100, Minneapolis MN 55416 (hereinafter "Equity"), and Dental Resources, Inc. located at 530 South River Street, Delano, MN 55328 (hereinafter the "Company").

         WHEREAS, the Company wishes to utilize the advice of Equity to assist the Company in the sale of its operating assets;

         WHEREAS, Equity is willing to provide its services ("Services") to the Company;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Equity agree as follows:

                              Provision of Services
                  Equity agrees, to the extent reasonably required in the conduct of the business of the Company, to place at the disposal of the Company the following:

                           (i) Assistance in the, sale of the Company's primary business and any negotiations related thereto;

                           (ii) Assistance in the identification and evaluation of new strategic business opportunities;

                           (iii) Assistance in negotiating and structuring any financial transaction(s) between the Company and any strategic target.

                             Financial Consideration
         In the event that the Company completes any transaction with respect to the sale of its operating business, Company agrees to pay to Equity a fee equal to three percent (3%) of the stated transaction value of such sale at closing. Equity at its sole discretion may elect to receive part of its compensation in the form of the Company's common stock.

                               Liability of Equity
         In furnishing the Company with services as herein provided, Equity shall not be liable to the Company for errors of judgment or for any other action undertaken hereunder, unless such error or action involves willful malfeasance, bad faith or gross negligence in the performance of Equity's duties under the terms of this Agreement.

         It is further understood and agreed that Equity may rely upon information furnished to it by or on behalf of the Company to be accurate and reliable and that, except as hereinabove provided, Equity shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any of Equity's services.

         Company agrees to indemnify and pay any legal fees incurred by Equity or its principals for any legal or regulatory claims brought or threatened against Equity and/or its principals for their efforts in fulfilling this Agreement unless such legal fees arise out of any willful malfeasance, bad faith or gross negligence on the part of Equity in the performance of its duties under the terms of this Agreement.

                                Status of Equity
         Equity shall be an independent contractor and, except as expressly provided for or authorized in this Agreement, shall have no authority to act for or represent the Company.

                           Other Activities of Equity
         The Company recognizes that Equity now renders and may continue to render management advisory and other services to other companies which may or may not conduct business activities similar to those of the Company. Equity shall not be required to devote its full time and attention to the performance of the duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes.

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                                     Control
         Nothing contained herein shall be deemed to require the Company to take any action contrary to its Articles of Incorporation or by-laws, or any applicable statute or regulation, or to relieve or deprive its Board of Directors of its responsibility for and control of the conduct and affairs of the Company.

                                      Term
         The term of this Agreement shall begin upon its execution and shall continue in effect for one (1) year.

                                   Termination
         This Agreement may be terminated at any time after one (1) year from the date of its execution upon thirty (30) days notice, at the option of either party. However, any merger or acquisition candidate introduced to the Company by Equity during the term of this Agreement will be protected under the compensation arrangements set forth in
         Section 2 of this Agreement for a period of three (3) years following the termination of this Agreement.

                                     Notice
         Notice of the intent of either party to terminate this Agreement will only be effective if written and delivered by certified mail, postage prepaid, or hand delivered to the Company or Equity, as the case may be, at the address set forth on Page 1 hereof.

                                  Miscellaneous
         This Agreement is executed in and shall be construed and interpreted according to the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers or representatives fully authorized and with the full and complete approval of each respective Board of Directors on the date and year first above written.


                                        EQUITY SECURITIES INVESTMENTS, INC.



                                        By:
                                           -----------------------------
                                            Edward Adams
                                            Its: President and CEO




                                        DENTAL RESOURCES, INC.



                                        By:
                                           -----------------------------
                                            Russell Felten
                                            Its: Director